EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

-At ALPHA IR-
Analyst Contact
Chris Hodges or Monica Gupta
(312) 445-2870
Email: CAS@alpha-ir.com
Traded: NYSE (CAS)

FOR IMMEDIATE RELEASE
TUESDAY, AUGUST 4, 2015

 A. M. CASTLE & CO. REPORTS SECOND QUARTER 2015 RESULTS

Turnaround and transition led by new management progressing on pace;
Actions executed in second quarter improving cash flow through better inventory management, reducing cost structure to accelerate return to profitability and enhancing customer experience to support long-term growth

OAK BROOK, IL, AUGUST 4th - A. M. Castle & Co. (NYSE:CAS) (“the Company” or "Castle"), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the three months ended June 30, 2015.

President and CEO Steve Scheinkman commented, “At the end of April, we announced our plan to focus on enhancing customer experience and improving our financial position by rightsizing the business, enhancing liquidity and returning to profitability. Our plan consists of two essential thrusts - (i) improving our customer value proposition by driving more resources, capabilities, responsibility and accountability down to our branches so they may be closer to our customers, and more responsive to their evolving needs; and (ii) improving the financial position of the Company through better balance sheet management and a reduced, more efficient cost structure."

Scheinkman continued, “Over the last two months, we have made significant progress in implementing our plan and in several areas, we are ahead of our timetable and believe that we will exceed our initial goals. We have reduced inventories by $16.3 million (excluding reserves and scrap sales); implemented a localized branch management organization; reorganized our Senior Leadership Team; and executed many of the steps required to complete the facility consolidations by the first quarter of 2016. For example, we completed the consolidation of our Lafayette facility into Houston and moved our plate operations from Chicago to Cleveland. We also entered into a lease agreement for our new 208,000 sq. ft. facility in Wisconsin that will become a center of excellence for our bar business, allowing for the closure and sale of our Franklin Park facility. Our headcount is down by nine percent since the beginning of the year and will decrease further as we complete the remaining facility consolidations. We will be closing and consolidating seven facilities in total, and we have decided not to close three facilities which were previously considered for closure based on current performance and opportunities for future growth.”

“The organizational changes we made have reinvigorated our sales efforts and have been well received by the market. We have recruited new talent to help grow our business and have become more nimble and better positioned to increase our transactional business. This has already resulted in the award of several new pieces of business scheduled to begin by the end of the year. We are continuing with the process of reducing higher priced, slow moving and excess inventories in a deflationary pricing environment providing opportunities for margin growth going forward. We expect to see continued improvement in inventory and DSO levels as our new processes continue to take hold,” Scheinkman said.

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Scheinkman concluded, “Castle entered this year facing numerous business and operational challenges as well as soft market conditions and transition issues associated with repositioning the Company for long-term growth. We believe the significant process changes we have been implementing will serve to increase sales and lower our cost structure helping to bring us back to EBITDA profitability in early 2016 and position us for revenue growth that will drive profitability going forward. With Castle’s asset rich balance sheet, coupled with the operational improvements we are implementing, we are determined to improve the Company’s capital structure, lower its cost of capital and enhance financial flexibility going forward".

Second Quarter 2015 Results:
Consolidated net sales were $199.7 million for second quarter 2015 compared to $249.5 million in second quarter 2014. The Company reported a second quarter 2015 net loss of $58.9 million, or a loss of $2.50 per diluted share, compared to a net loss of $72.3 million, or a loss of $3.10 per diluted share, in the prior year period. Adjusted non-GAAP net loss, which excludes restructuring charges, for second quarter 2015 was $23.4 million compared to adjusted non-GAAP net loss of $22.9 million in second quarter 2014. The Company reported second quarter 2015 negative EBITDA of $40.5 million, compared to negative EBITDA of $62.0 million in second quarter 2014. Second quarter 2015 results were positively impacted by $4.0 million foreign currency transaction gains and $0.5 million from equity earnings of the Company's joint venture compared to the second quarter 2014 results that included $1.6 million of foreign currency transaction gains and $1.8 million from the equity in the joint venture. Exclusive of restructuring charges, the Company reported second quarter 2015 adjusted negative EBITDA of $5.0 million compared with adjusted negative EBITDA loss of $5.6 million in second quarter 2014.

Total restructuring charges recorded during the second quarter of 2015 were $37.9 million of which $12.5 million represented cash charges compared to restructuring charges of $0.9 million in the prior year period. The cash charges include an estimated $5.5 million that may be paid over 20 years. The Company's total estimated cash and noncash charges to be incurred as part of its restructuring initiatives remain consistent with its initial estimated range of $49.5 million to $64.4 million. The Company's revised estimate of cash proceeds related to the closure of its seven facilities is approximately $23 million. The short term net cash impact is a positive $16 million.

“While Castle has endured a challenging period over the past few years, Steve's leadership has brought a new energy and focus to the Company,” said Pat Anderson, Executive Vice President and CFO. “With a lower cost structure, which we expect will be further reduced by $3 million in the third quarter from the second quarter, and better alignment with our customers' needs, we believe we are well positioned for profitable growth in the coming years and this will serve us well as we also seek to improve our balance sheet and cost of capital going forward.”

Net sales from the Metals segment during second quarter 2015 were $166.3 million, which was 22.3% lower than second quarter 2014 and 11.8% lower than the first quarter 2015. Tons sold per day were down 29.0% compared to second quarter 2014 and down 22.5% compared to first quarter 2015. Average selling price per ton sold was up 7.5% from the second quarter 2014 and up 9.1% from the first quarter 2015 which includes a favorable change in product mix. In the Plastics segment, second quarter 2015 net sales were $33.4 million, which was 5.7% lower compared to second quarter 2014 and down slightly compared to first quarter 2015.

“There was broad weakness in the market for the metals we supply due to inventory de-stocking in response to deflationary pricing resulting in lower demand,” said Scheinkman. “The decline in daily shipping tons experienced in the second quarter of 2015 primarily occurred in the first half of the quarter and leveled off in June. We believe that customer demand for transactional business will improve as the second half progresses as commodity prices stabilize and inventory de-stocking is completed. We see opportunities for add-on business to existing contracts as well as particular strength for growth in aerospace end-markets," Scheinkman concluded.

Consolidated gross margins were 13.7% in second quarter 2015 compared to 23.2% in second quarter 2014. Gross margins in the second quarter 2015 included a restructuring charge of $22.3 million and LIFO income of $1.5 million compared to no LIFO impact in the second quarter 2014. Excluding the restructuring charge and the LIFO income, Metals segment gross margins were 22.9% in the second quarter 2015 compared to 22.3% in the prior year quarter.

Excluding restructuring operating expenses of $15.6 million, operating expenses were $62.9 million in second quarter 2015, compared to $72.8 million in second quarter 2014 (excluding restructuring charges of $0.9 million and a goodwill impairment charge of $56.2 million) and $64.5 million in first quarter 2015 (excluding restructuring charges of $0.8 million and a gain on sale of facility of $5.6 million).

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Net cash used in operations was $15.1 million during the first six months of 2015, compared to net cash used in operations of $32.5 million during first six months of 2014. The Company had $73.5 million of borrowings outstanding under its revolving credit facility at June 30, 2015 and $27.6 million of additional unrestricted borrowing capacity available under the terms of the revolving credit facility. There were $59.2 million in borrowings under the revolving credit facility at December 31, 2014. The Company’s net debt-to-capital ratio was 79.7% at June 30, 2015 compared to 65.5% at December 31, 2014. Total debt outstanding, net of unamortized discount, was $326.7 million at June 30, 2015 and $310.1 million at December 31, 2014. Refer to the ‘Total Debt’ table below for details related to the Company’s outstanding debt obligations.

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the second quarter and year ended June 30, 2015 and discuss business conditions and outlook. The call can be accessed via the internet live or as a replay. Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.amcastle.com/investors or by calling (800) 774-6070 or (630) 691-2753 and citing code 9231 892#.

An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle and its affiliated companies operate out of 46 service centers located throughout North America, Europe and Asia. Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

Regulation G Disclosure
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income (loss) before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. Adjusted non-GAAP net income (loss) and adjusted EBITDA, which are defined as reported net income (loss) and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Management uses EBITDA, adjusted non-GAAP net income (loss) and adjusted EBITDA to evaluate the performance of the business.

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Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our facility closures and organizational changes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives including restructuring activities, the impact of volatility of metals and plastics prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels and the impact of our substantial level of indebtedness, as well as including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	For the Three Months Ended		For the Six Months Ended
(Dollars in thousands, except per share data)
Unaudited	June 30,		June 30,
	2015	2014	2015	2014
Net sales	$199,703	$249,492	$421,931	$502,902
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	172,402	191,565	340,513	380,096
Warehouse, processing and delivery expense	30,917	36,747	57,948	72,128
Sales, general, and administrative expense	25,683	29,471	51,218	59,095
Restructuring activity, net	15,618	907	16,449	1,646
Depreciation and amortization expense	6,312	6,533	12,667	12,990
Impairment of goodwill	—	56,160	—	56,160
Operating loss	(51,229)	(71,891)	(56,864)	(79,213)
Interest expense, net	(10,374)	(9,888)	(20,920)	(19,840)
Other income/(expense), net	3,963	1,590	(2,262)	908
Loss before income taxes and equity in earnings of joint venture	(57,640)	(80,189)	(80,046)	(98,145)
Income taxes	(1,731)	6,097	(906)	6,148
Loss before equity in earnings of joint venture	(59,371)	(74,092)	(80,952)	(91,997)
Equity in earnings of joint venture	451	1,794	1,326	3,701
Net loss	$(58,920)	$(72,298)	$(79,626)	$(88,296)
Basic loss per share	$(2.50)	$(3.10)	$(3.39)	$(3.78)
Diluted loss per share	$(2.50)	$(3.10)	$(3.39)	$(3.78)
EBITDA (a)	$(40,503)	$(61,974)	$(45,133)	$(61,614)
(a) Earnings (loss) before interest, taxes, and depreciation and amortization. See reconciliation to net loss below.

Reconciliation of EBITDA and of Adjusted EBITDA to Net Loss:	For the Three Months Ended		For the Six Months Ended

(Dollars in thousands)	June 30,		June 30,
Unaudited	2015	2014	2015	2014
Net loss	$(58,920)	$(72,298)	$(79,626)	$(88,296)
Depreciation and amortization expense	6,312	6,533	12,667	12,990
Interest expense, net	10,374	9,888	20,920	19,840
Income taxes	1,731	(6,097)	906	(6,148)
EBITDA	(40,503)	(61,974)	(45,133)	(61,614)
Non-GAAP net loss adjustments (b)	35,493	56,410	34,423	56,941
Adjusted EBITDA	$(5,010)	$(5,564)	$(10,710)	$(4,673)
(b) Non-GAAP net loss adjustments relate to restructuring activity, foreign exchange losses on intercompany loans, unrealized gains on commodity hedges, impairment of goodwill, and gain on sale of property, plant and equipment for both periods presented. Refer to 'Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss' table for additional details on these amounts. Unrealized foreign exchange losses on intercompany loans were not included in Adjusted EBITDA in prior year period presented as the amount was not significant; had losses been included, Adjusted EBITDA would have been $(6,905) and $(5,452), respectively, for the three and six-month period ended June 30, 2014.

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CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(In thousands, except par value data)	June 30,	December 31,
Unaudited	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$11,496	$8,454
Accounts receivable, less allowances of $3,577 and $3,375	115,260	131,003
Inventories, principally on last-in first-out basis (replacement cost higher by $127,569 and $129,779)	203,143	236,932
Prepaid expenses and other current assets	11,081	9,458
Deferred income taxes	1,005	685
Income tax receivable	2,927	2,886
Total current assets	344,912	389,418
Investment in joint venture	38,455	37,443
Goodwill	12,973	12,973
Intangible assets, net	50,324	56,555
Prepaid pension cost	6,656	7,092
Other assets	10,254	11,660
Property, plant and equipment:
Land	3,596	4,466
Buildings	50,608	52,821
Machinery and equipment	184,504	183,923
Property, plant and equipment, at cost	238,708	241,210
Less - accumulated depreciation	(172,362)	(168,375)
Property, plant and equipment, net	66,346	72,835
Total assets	$529,920	$587,976
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$61,339	$68,782
Accrued and other liabilities	40,832	27,670
Income taxes payable	648	328
Current portion of long-term debt	617	737
Total current liabilities	103,436	97,517
Long-term debt, less current portion	326,066	309,377
Deferred income taxes	8,613	8,360
Other non-current liabilities	3,136	3,655
Pension and postretirement benefit obligations	19,830	18,747
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred $0.00 par value shares); no shares issued and outstanding at June 30, 2015 and December 31, 2014	—	—
Common stock, $0.01 par value—60,000 shares authorized and 23,888 shares issued and 23,777 outstanding at June 30, 2015 and 23,630 shares issued and 23,559 outstanding at December 31, 2014	238	236
Additional paid-in capital	226,074	225,953
(Accumulated deficit) retained earnings	(109,050)	(29,424)
Accumulated other comprehensive loss	(47,398)	(45,565)
Treasury stock, at cost—111 shares at June 30, 2015 and 71 shares at December 31, 2014	(1,025)	(880)
Total stockholders' equity	68,839	150,320
Total liabilities and stockholders' equity	$529,920	$587,976

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CONSOLIDATED STATEMENTS OF CASH FLOWS	For the Six Months Ended
(Dollars in thousands)	June 30,
Unaudited	2015	2014
Operating activities:
Net loss	$(79,626)	$(88,296)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,667	12,990
Amortization of deferred financing costs and debt discount	4,242	3,718
Impairment of goodwill	—	56,160
Gain on sale of property, plant and equipment	(5,681)	(29)
Unrealized gains on commodity hedges	(172)	(865)
Unrealized foreign currency transaction losses	1,433	—
Equity in earnings of joint venture	(1,326)	(3,701)
Dividends from joint venture	315	1,085
Pension Curtailment	3,080	—
Deferred tax expense (benefit)	142	(5,471)
Other, net	(13)	639
Increase (decrease) from changes in:
Accounts receivable	14,094	(17,371)
Inventories	31,285	(6,709)
Prepaid expenses and other current assets	(1,577)	(3,375)
Other assets	(1,988)	(146)
Prepaid pension costs	1,240	346
Accounts payable	(6,788)	18,950
Income taxes payable and receivable	113	(1,899)
Accrued liabilities	13,801	1,722
Postretirement benefit obligations and other liabilities	(315)	(267)
Net cash used in operating activities	(15,074)	(32,519)
Investing activities:
Capital expenditures	(3,295)	(4,299)
Proceeds from sale of property, plant and equipment	7,644	103
Net cash from (used in) investing activities	4,349	(4,196)
Financing activities:
Proceeds from long-term debt	464,700	79,450
Repayments of long-term debt	(450,795)	(56,798)
Other, net	—	193
Net cash from (used in) financing activities	13,905	22,845
Effect of exchange rate changes on cash and cash equivalents	(138)	117
Net change in cash and cash equivalents	3,042	(13,753)
Cash and cash equivalents—beginning of year	8,454	30,829
Cash and cash equivalents—end of year	$11,496	$17,076

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Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss:	For the Three Months Ended		For the Six Months Ended
(Dollars in thousands, except per share data)
Unaudited	June 30,		June 30,
	2015	2014	2015	2014
Net loss, as reported	$(58,920)	$(72,298)	$(79,626)	$(88,296)
Restructuring activity (a)	37,953	907	38,784	1,646
Foreign exchange losses on intercompany loans(b)	(2,389)	—	1,434	—
Impairment of goodwill	—	56,160	—	56,160
Unrealized gains on commodity hedges	(71)	(657)	(173)	(865)
Gain on sale of property, plant and equipment	—	—	(5,622)	—
Tax effect of adjustments	—	(7,057)	—	(7,260)
Adjusted non-GAAP net loss	$(23,427)	$(22,945)	$(45,203)	$(38,615)
Adjusted non-GAAP basic loss per share	$(0.99)	$(0.98)	$(1.92)	$(1.65)
Adjusted non-GAAP diluted loss per share	$(0.99)	$(0.98)	$(1.92)	$(1.65)
(a) Restructuring activity includes costs associated with the costs recorded to the restructuring activity line item and $22.3 million from cost of materials line item within the condensed consolidated statements of operations for both periods presented.

(b) Unrealized foreign exchange losses on intercompany loans were not included in the prior year period presented as an adjustment to GAAP results as the amount was not significant; had the losses been included, Adjusted non-GAAP net loss, adjusted non-GAAP loss per share and adjusted non-GAAP diluted loss per share would have been $(17,229), $(0.73), and $(0.73), respectively, for the three-month period ended June 30, 2014. Adjusted non-GAAP net loss, adjusted non-GAAP loss per share and adjusted non-GAAP diluted loss per share would have been $(32,134), $(1.38), and $(1.38), respectively, for the six-month period ended June 30, 2014.

Total Debt:	As of
(Dollars in thousands)	June 30,	December 31,
Unaudited	2015	2014
LONG-TERM DEBT
12.75% Senior Secured Notes due December 15, 2016	$210,000	$210,000
7.0% Convertible Notes due December 15, 2017	57,500	57,500
Revolving Credit Facility due December 10, 2019	73,500	59,200
Other, primarily capital leases	859	1,257
Total long-term debt	341,859	327,957
Less: unamortized discount	(15,176)	(17,843)
Less: current portion	(617)	(737)
Total long-term portion	326,066	309,377
TOTAL DEBT	$326,683	$310,114

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Reconciliation of Total Debt to Net Debt and Net Debt-to-Capital:	As of
(Dollars in thousands)	June 30,	December 31,
Unaudited	2015	2014
Total Debt	$326,683	$310,114
Less: Cash and Cash Equivalents	(11,496)	(8,454)
NET DEBT	$315,187	$301,660

Stockholders' Equity	$68,839	$150,320
Total Debt	326,683	310,114
CAPITAL	$395,522	$460,434

NET DEBT-TO-CAPITAL	79.7%	65.5%

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